UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2016

VWR Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-0237871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
On April 13, 2016, VWR Funding, Inc. (“VWR Funding”), a subsidiary of VWR Corporation (the “Company”), entered into two interest rate swap agreements (the “Swap Transaction”) to manage its exposure to fluctuations in variable interest rates. The Swap Transaction is for an aggregate notional amount of $500.0 million with forward start dates of April 29, 2016 and September 30, 2016 and a termination date of September 28, 2020.
In connection with the Swap Transaction, the Company effectively converted $500.0 million of its outstanding indebtedness from a U.S. LIBOR floating interest rate plus an applicable margin of 2.00 percent to a weighted average fixed interest rate of 101 basis points plus an applicable margin of 2.00 percent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Corporation

Date: April 19, 2016	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller